Exhibit 99.1

ORACLE HEALTH Heart Failure Monitoring System Voice of the Heart Ρ

Jae Bang Founder & CEO • Clinical, Technology and Business operations x 18 years with Medtronic and Heart Failure startups T E AM Dr. Dan Burkhoff MD PhD CMO • Part Time • Former VP at Heartware - $1.2B Exit to Medtronic • World renowned Physician Scientist with expertise in Startup and Heart Failure Jim Georgakopoulos PhD CSO • Former CSO at a Heart Failure startup and NASDAQ company • Former Heart Failure startup founder • 30 Years in Heart Failure and cardiac hemodynamics Randy Armstrong CTO • Former Technology Fellow at Cameron Health – $1.3B Exit to Boston Sci • 30 Years in Implantable Cardiac devices development 2

ADVISORS



Prof. Frits Prinzen PhD

Cardiac Hemodynamics & Heart Failure Expert

Maastricht University



Anatoly Yakovlev PhD

Machine Learning

Stanford University



Dr. Kevin Heist MD. PhD

Associate Professor Harvard

Stanford University



Dr. Toshi Okabe MD

Cardiac Electrophysiologist

The Ohio State University



Dr. David Kraus MD

Heart Failure Cardiologist

The University of Tennessee Health Science Center

3

Heart Failure = Breathing Problem

Atrial Pressure = Changes in Heart Sounds

Heart Failure Problem

Problem: Wearables Low Accuracy Limi t e d Data Poor Compliance

Problem: Cath Lab Procedure C ompl e x Not for E v e r y o n e Exp e n s i v e

Solution : Tiny Insertable Cardiac Monitor 55 x 15 x 6 mm 3 Year Battery Longevity 2 min office procedure No Follow Up

1. Simple Office Procedure Physician numbs a small area on the chest region. And Makes a ¼” incision Inserts the device under the skin. Covers with a s t e rile b a nd a g e .

2. Multi - Sensor E C G A c o u s tic Sensor 3 Axis Ac c ele r o m e t er

3. Data Driven Management

4. High Compliance Zero maintenance for 3 years S m a r tphone as a conduit for secured Data transfer Comprehensive long - term trending analysis Access via secured web portal for Data Driven management

5. Short Regulatory process + Reimbursement Insu r an c e Coverage $7400

Competitive Landscape

Pricing & Revenue Model $1000 COG per unit $5300 Sales price per unit $7400 Insurance Coverage per procedure

2 Year Sales Distribution Model 20 Heart Failure C a r di o log i s ts 6 Hospitals 2 Highest Volume States

Device and Data Strategy Com p r eh en s i v e Cardiac Data Long - Term T r endi n g D at a Unique Data on Sick Hearts

$5.3 B TAM

Phase I: Targeting a Sub - Group with a 510K device Dia s t olic Heart Failure No Device Therapy Solution Phase I 510K Sub - Group Arr h y thmia Indication

ASK: $8M Series A

Q3 2021
Animal Implant


ORACLE HEALTH

- ✓ **25 device implant in 5 canine**
- ✓ **BioComp, Functionality, UX testing**

Q3 2022
Early Feasibility Study



- ✓ **10-30 Patient Implant**
- ✓ Most Comprehensive long term cardiac data

Q3 2023
FDA Clearance


★FDA★

- ✓ **Commercialization**

VC Interests in Heart Failure Monitor

Attractive Acquisitions Target

510K Clinical Path



2021
2022
2023
2024
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Engineering
Animal Study
Pre-Sub Meeting
Submit 510K
Patient Implant
510K Clearance
Commercialization

Reimbursement

WHY NOW? Because of lack of comprehensive long - term c a r d iac D A T A th a t c an impact patients and clinicians far beyond Heart Failure. 26

MIS S I O N Provide the most comprehensive and predictive long - term cardiac data for heart failure patients to prevent unnecessary hospitalizations and improve patients quality of life. jaeb@oracle - health.com 27

ORACLE HEALTH jaeb@oracle - health.com